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                                                            Exhibit (10)(b)(iii)



                                Third Amendment

                                    to the

                       Mcdonald's Profit Sharing Program

     The McDonald's Profit Sharing Program, as amended and restated effective November 1, 1998 (the "Program"), and amended thereafter effective June 1, 2000 and January 1, 2001 is hereby further amended, effective March 1, 2001 as follows:

I.   Effective, March 1, 2001, a new subparagraph shall be added to the end of
Section 1.31(b) to read as follows:


          (9) Each individual who became an Employee of Boston Market Corporation, as a result of the acquisition of Boston West, L.L.C. and its affiliates ("Boston West") as of December 27, 2000, shall be credited with Hours of Service under the Program as of March 1, 2001, for their service with Boston West, Boston Market or Platinum for periods after June 30, 1998 to the date such individual first became an Employee. In determining the Hours of Service to be credited to Employees who receive credit for Hours of Service as a result of the acquisition of Boston West, the Plan Administrator shall rely on available information and, as necessary, shall make good faith estimates based upon available information and records.

II.  Except as herein amended, the Plan shall remain in full force and effect.

Executed as of this 21st day of March 2001.

                                              McDONALD'S CORPORATION

                                              By: /s/ Stanley R. Stein
                                                  -----------------------------
                                                  Stanley R. Stein
                                                  Executive Vice President